EXHIBIT 99.1

Community West Bancshares Earns $2.6 Million in Third Quarter Highlighted by 26% Decline in Nonaccrual Loans

GOLETA, Calif., Oct. 24, 2013 (GLOBE NEWSWIRE) -- Community West Bancshares (Community West or the Company), (Nasdaq:CWBC), parent company of Community West Bank (Bank), today reported net income increased to $2.6 million in the third quarter of 2013 (3Q13) compared to $2.1 million in the second quarter of 2013 (2Q13) and $613,000 in the third quarter a year ago (3Q12). In the first nine months of the year, Community West earned $5.9 million compared to $841,000 in the first nine months of 2012.

"Our third quarter results marked our fifth consecutive quarter of profitability, and showed meaningful progress with credit quality improvements, and continued net interest margin expansion," stated Martin E. Plourd, President and Chief Executive Officer. "Nonaccrual loans were down 26% compared to three months earlier, and our capital ratios continue to strengthen. As we look forward, we continue to focus on growing lending, strengthening operations and increasing our marketing outreach in the communities we serve."

3Q13 Financial Highlights

  Net income of $2.6 million.
  Earnings of $0.29 per diluted share.
  Net interest margin expanded to 4.89% in 3Q13, an eight basis point improvement compared to 4.81% in 2Q13 and a 24 basis point improvement compared to 4.65% in 3Q12.
  Nonaccrual loans declined 26.1% to $15.3 million at September 30, 2013, compared to $20.7 million at June 30, 2013 and decreased 54.2% compared to $33.3 million at September 30, 2012.
  Net real estate owned (REO) and repossessed assets, excluding USDA/SBA guarantees, totaled $1.7 million at September 30, 2013, compared to $1.5 million three months earlier and $3.8 million a year earlier.
  The total allowance for loan losses equaled 3.01% of total loans held for investment at September 30, 2013, compared to 3.14% at June 30, 2013 and 3.65% a year ago.
  Community West Bank's capital ratios continue to strengthen - Total risk-based capital ratio was 17.16% and Tier 1 leverage ratio was 12.06% at September 30, 2013. Both ratios are well above the minimum levels of 12% and 9%, respectively, called for in the Bank's regulatory agreement.

Including $262,000 of dividends and accretion on preferred stock, the net income available to common stockholders was $2.4 million, or $0.29 per diluted share, in 3Q13 compared to $1.9 million, or $0.23 per diluted share, in 2Q13 and $360,000, or $0.06 per diluted share, in 3Q12. In the first nine months of the year, including $786,000 of dividends and accretion on preferred stock, the net income available to common stockholders was $5.1 million, or $0.60 per diluted share, compared to $56,000, or $0.01 per diluted share, in the first nine months of 2012. Book value per common share was $6.24 at September 30, 2013, compared to $5.98 at June 30, 2013 and $5.93 at September 30, 2012.

Credit Quality

"Our asset quality continues to strengthen on virtually every metric, with nonaccrual loans, REO and repossessed assets and net loan charge-off levels all declining compared to the prior quarter end," said Plourd. "Recoveries on several previously charged-off loans totaling $1.5 million, as well as substantial reserves already in place, allowed us to release $1.6 million in reserves in the third quarter, bringing the released reserve provision for the first nine months of 2013 to $2.8 million. Of the release, net loan recoveries for 3Q13 were $761,000. This compares to a $1.3 million increase in the reserve recorded in 3Q12 and a $5.2 million increase to the reserve recorded in the first nine months of 2012."

The allowance for loan losses totaled $11.7 million at September 30, 2013, equal to 3.01% of total loans held for investment, compared to 3.14% at June 30, 2013 and 3.65% a year ago.

Nonaccrual loans improved 26.1% to $15.3 million, or 3.39% of total loans at September 30, 2013 compared to $20.7 million, or 4.48% of total loans, three months earlier, and $33.3 million, or 7.01% of total loans, a year ago. The decrease in nonaccrual loans compared to the preceding quarter end was primarily due to the continuing efforts to work with borrowers and achieving successful resolutions, including payoffs and paydowns. The short-term effect of this is to decrease total Company loans.

Of the $15.3 million in nonaccrual loans, $5.3 million (34.9%) were manufactured housing loans, $3.2 million (20.8%) were commercial real estate loans, $4.0 million (26.3%) were commercial loans, $1.5 million (10.1%) were SBA loans, $693,000 (4.5%) were other installment loans and $522,000 (3.4%) were home equity line of credit loans.

REO and repossessed assets stood at $4.0 million at September 30, 2013 compared to $4.1 million three months earlier and $3.8 million a year earlier.  This amount consists of $3.5 million in REO and $500,000 from repossessed manufactured housing loans. REO consists of four properties for which $2.3 million is guaranteed by the SBA/USDA. Nonaccrual loans plus REO and repossessed assets, net of SBA/USDA guarantees, totaled $17.0 million, or 3.2% of total assets, at September 30, 2013 compared to $22.1million, or 4.1% of total assets, three months earlier and $37.1 million, or 6.7% of total assets, a year ago.

Net charge-offs continued to improve with third quarter net loan recoveries of $761,000, compared to net charge-offs of $410,000 in 2Q13 and net charge-offs of $1.7 million in 3Q12.

Income Statement

Community West's third quarter net interest income was $6.0 million compared to $5.9 million in 2Q13 and $6.1 million in 3Q12. The third quarter net interest margin improved eight basis points to 4.89%, compared to 4.81% in 2Q13 and expanded 24 basis points compared to 4.65% in 3Q12. In the first nine months of the year, the net interest margin expanded 19 basis points to 4.82% compared to 4.63% in the first nine months of 2012.

"Having a high-yielding mix of loan products and a deposit base that has more than 72% in low-cost core deposits continues to keep our net interest margin healthy and above peer levels," said Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer. "Also, the debenture conversion near the end of 2Q13 decreased the cost of funds for 3Q13 and going forward. Our 3Q13 net interest margin of 4.89% is well above the average for the SNL U.S. Bank Index of 2.92% for 2Q13."

Non-interest income was $684,000 in 3Q13 compared to $802,000 in 2Q13 and $1.1 million in 3Q12. In the first nine months of 2013 non-interest income was $2.3 million compared to $3.5 million in the first nine months of 2012, which included a $1.25 million gain on sale of SBA loans.

3Q13 operating or non-interest expenses stood at $5.6 million, the same as in 2Q13.  In 3Q12 non-interest expenses were $5.3 million.  Year-to-date non-interest expenses were $16.9 million compared to $16.6 million in the first nine months of 2012. Salaries and employee benefits increased due to the additions to staff, primarily lenders and credit administration, and the 2013 payroll tax increase.

Balance Sheet

Mr. Plourd commented, "While net loan growth has been flat in recent quarters, and down slightly due to moving several problem loans off the books, we are encouraged by new loan originations in the pipeline." Net loans were $439.4 million at September 30, 2013 compared to $448.4 million at June 30, 2013 and $459.9 million a year ago. Manufactured housing loans were down 4.4% from year ago levels to $172.1 million and represent 38.2% of total loans.  Commercial real estate loans outstanding were down 3.8% from year ago levels to $132.0 million at September 30, 2013 and comprise 29.3% of the total loan portfolio.  SBA loans decreased 15.8% from a year ago to $74.3 million and represent 16.5% of the total loan portfolio and commercial loans increased 33.0% from year ago levels to $45.6 million and represent 10.1% of the total loan portfolio.

"Non-interest-bearing deposit accounts increased 4.4% compared to the prior quarter end. We continue to change the deposit mix by focusing on growing low cost deposits and letting higher cost interest-bearing certificates of deposit run off," said Baltuskonis.

Non-interest-bearing deposit accounts increased 4.4% to $55.5 million at September 30, 2013, compared to $53.1 million at June 30, 2013 and $54.5 million a year ago. Interest-bearing deposit accounts decreased to $254.0 million at the end of September, compared to $257.8 million at June 30, 2013 and $274.9 million a year ago. Total deposits were $431.1 million at September 30, 2013 compared to $434.9 million at June 30, 2013 and $460.0 million a year ago. Core deposits, defined as non-interest-bearing checking, interest-bearing checking, money market accounts, savings accounts and retail certificates of deposit totaled $355.3 million at September 30, 2013 compared to $356.7 million at June 31, 2013, and $377.2 million a year ago.

Total assets were $535.5 million at September 30, 2013 compared to $536.1 million at June 30, 2013, and $556.8 million a year ago. Stockholders' equity improved to $64.6 million at September 30, 2013, compared to $62.1 million at June 30, 2012 and $50.8 million a year ago. Book value per common share increased 4.3% to $6.24 at September 30, 2013, compared to $5.98 at the end of June, and increased 5.2% compared to $5.93 a year earlier.

Company Overview

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, which has five full-service California branch banking offices, in Goleta, Santa Barbara, Santa Maria, Ventura and Westlake Village. The principal business activities of the Company are Relationship banking, Mortgage lending and SBA lending.

The Company is prohibited from paying dividends on its common or preferred stock without the prior approval of the Federal Reserve Board (FRB). The FRB has denied payment of the quarterly $195,000 dividend on the preferred shares that were due from May 15, 2012 to August 15, 2013. Such amounts continue to be accrued as incurred and deducted from capital.

Safe Harbor Disclosure

This release contains forward-looking statements that reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000's, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012

Interest income
Loans, including fees	$ 6,871	$ 6,850	$ 7,324	$ 20,515	$ 23,236
Investment securities and other	187	175	188	532	631
Total interest income	7,058	7,025	7,512	21,047	23,867
Interest expense
Deposits	719	760	970	2,238	3,287
Other borrowings and convertible debt	328	401	433	1,136	1,386
Total interest expense	1,047	1,161	1,403	3,374	4,673
Net interest income	6,011	5,864	6,109	17,673	19,194
Provision for credit losses	(1,563)	(1,084)	1,293	(2,843)	5,176
Net interest income after provision for credit losses	7,574	6,948	4,816	20,516	14,018
Non-interest income
Other loan fees	229	385	302	844	847
Gains from loan sales, net	62	111	366	334	1,521
Document processing fees	114	145	109	369	283
Service Charges	75	85	98	245	327
Loan servicing, net	70	24	105	169	180
Other	134	52	77	292	300
Total non-interest income	684	802	1,057	2,253	3,458
Non-interest expenses
Salaries and employee benefits	3,114	3,371	2,899	9,999	8,526
Occupancy expense, net	452	458	451	1,365	1,365
Loan servicing and collection	511	347	366	1,111	1,257
Professional services	308	290	372	913	993
FDIC assessment	283	261	311	809	1,046
Advertising and marketing	94	187	59	374	218
Depreciation	78	74	78	226	231
Net loss on sales/write-downs of foreclosed real estate and repossessed assets	168	22	189	274	969
Data processing	128	125	127	403	407
Other	487	489	408	1,445	1,623
Total non-interest expenses	5,623	5,624	5,260	16,919	16,635
Income before provision for income taxes	2,635	2,126	613	5,850	841
Income tax expense	--	--	--	--	--
Net Income	$ 2,635	$ 2,126	$ 613	$ 5,850	$ 841
Dividends and accretion on preferred stock	262	262	253	786	785
Net income available to common stockholders	$ 2,373	$ 1,864	$ 360	$ 5,064	$ 56
Earnings per share:
Basic	$ 0.30	$ 0.30	$ 0.06	$ 0.75	$ 0.01
Diluted	$ 0.29	$ 0.23	$ 0.06	$ 0.60	$ 0.01

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in 000's, except per share data)

	September 30,	June 30,	September 30,	December 31,
	2013	2013	2012	2012

Cash and cash equivalents	$ 42,570	$ 34,072	$ 32,306	$ 27,891
Time and interest-earning deposits in other financial institutions	3,282	3,311	3,890	3,653
Investment securities	25,585	25,671	24,823	24,040
Loans:
Commercial	45,623	42,658	34,291	37,266
Commercial real estate	132,034	138,393	137,230	126,676
SBA	74,327	78,648	88,257	85,957
Manufactured housing	172,126	172,365	180,105	177,391
Single family real estate	10,011	9,873	9,953	9,945
HELOC	15,616	17,036	19,018	17,852
Consumer	186	195	250	232
Mortgage loans held for sale	1,088	1,526	5,733	8,223
Deferred fees	88	112	156	123
Total loans	451,099	460,806	474,993	463,665

Loans, net
Held for sale	64,187	64,133	62,894	68,694
Held for investment	386,912	396,673	412,099	394,971
Less: Allowance	(11,654)	(12,456)	(15,055)	(14,464)
Net held for investment	375,258	384,217	397,044	380,507
NET LOANS	439,445	448,350	459,938	449,201

Other assets	24,599	24,694	35,839	27,316

TOTAL ASSETS	$ 535,481	$ 536,098	$ 556,796	$ 532,101

Deposits
Non-interest-bearing demand	$ 55,462	$ 53,124	$ 54,466	$ 53,605
Interest-bearing demand	253,978	257,785	274,894	269,466
Savings	16,176	16,273	16,443	16,351
CDs over 100K	92,351	94,397	98,362	80,710
CDs under 100K	13,124	13,292	15,801	14,088
Total Deposits	431,091	434,871	459,966	434,220
Other borrowings	35,442	35,667	41,852	41,852
Other liabilities	4,300	3,474	4,165	2,980
TOTAL LIABILITIES	470,833	474,012	505,983	479,052

Stockholders' equity	64,648	62,086	50,813	53,049

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 535,481	$ 536,098	$ 556,796	$ 532,101

Shares outstanding	7,865	7,800	5,990	5,995

Book value per common share	$ 6.24	$ 5.98	$ 5.93	$ 6.29

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands except per share amounts)(Unaudited)
	Quarter Ended	Quarter Ended	Quarter Ended	Nine Months Ended
PERFORMANCE MEASURES AND RATIOS	Sep. 30, 2013	Jun. 30, 2013	Sep. 30, 2012	Sep. 30, 2013	Sep. 30, 2012
Return on average common equity	21.91%	21.15%	6.89%	18.62%	4.72%
Return on average assets	1.95%	1.60%	0.43%	1.47%	0.28%
Efficiency ratio	83.99%	84.37%	73.40%	84.91%	73.44%
Net interest margin	4.89%	4.81%	4.65%	4.82%	4.63%

	Quarter Ended	Quarter Ended	Quarter Ended	Nine Months Ended
AVERAGE BALANCES	Sep. 30, 2013	Jun. 30, 2013	Sep. 30, 2012	Sep. 30, 2013	Sep. 30, 2012
Average assets	$ 535,552	$ 530,607	$ 564,609	$ 530,284	$ 593,091
Average earning assets	487,755	489,278	522,819	489,762	553,382
Average total loans	455,646	456,783	484,944	457,705	511,646
Average deposits	432,725	430,770	469,236	429,977	489,888
Average equity (including preferred stock)	63,214	55,632	50,796	57,439	50,789
Average common equity (excluding preferred stock)	47,716	40,201	35,564	42,007	35,632

EQUITY ANALYSIS	Sep. 30, 2013	Jun. 30, 2013	Sep. 30, 2012
Total equity	$ 64,648	$ 62,086	$ 50,813
Less: senior preferred stock	15,542	15,475	15,275
Total common equity	$ 49,106	$ 46,611	$ 35,538

Common stock outstanding	7,866	7,800	5,990
Book value per common share	$ 6.24	$ 5.98	$ 5.93

ASSET QUALITY	Sep. 30, 2013	Jun. 30, 2013	Sep. 30, 2012
Nonaccrual loans	$ 15,277	$ 20,660	$ 33,320
Nonaccrual loans/total loans	3.39%	4.48%	7.01%
REO and repossessed assets	$ 3,975	$ 4,100	$ 3,761
Less: SBA/USDA-guaranteed amounts	2,282	2,640	0

Net REO and repossessed assets	$ 1,693	$ 1,460	$ 3,761
Nonaccrual loans plus net REO	16,970	22,120	37,081
Nonaccrual loans plus net REO/total assets	3.17%	4.13%	6.66%
Net loan charge-offs in the quarter	$ (761)	$ 410	$ 1,684
Net charge-offs in the quarter/total loans	-0.17%	0.09%	0.35%

Allowance for loan losses	$ 11,654	$ 12,456	$ 15,055
Plus: Reserve for undisbursed loan commitments	73	76	127
Total allowance for credit losses	$ 11,727	$ 12,532	$ 15,182
Total allowance for loan losses/total loans held for investment	3.01%	3.14%	3.65%
Total allowance for loan losses/nonaccrual loans	76.28%	60.29%	45.18%

Community West Bancshares
Tier 1 leverage ratio	12.10%	11.71%	8.98%
Tier 1 risk-based capital ratio	16.05%	15.00%	11.59%
Total risk-based capital ratio	17.68%	16.68%	14.66%

Community West Bank
Tier 1 leverage ratio	12.06%	11.65%	9.84%
Tier 1 risk-based capital ratio	15.89%	14.83%	12.62%
Total risk-based capital ratio	17.16%	16.10%	13.89%

INTEREST SPREAD ANALYSIS	Sep. 30, 2013	Jun. 30, 2013	Sep. 30, 2012
Yield on interest-bearing deposits	0.76%	0.80%	0.93%
Yield on total loans	5.98%	6.01%	6.01%
Yield on investments	2.56%	2.40%	2.22%
Yield on earning assets	5.74%	5.76%	5.72%

Cost of deposits	0.66%	0.71%	0.82%
Cost of FHLB advances	2.93%	2.93%	2.93%
Cost of interest-bearing liabilities	1.01%	1.11%	1.22%
CONTACT: Charles G. Baltuskonis, EVP & CFO
         805.692.5821
         www.communitywestbank.com